Exhibit 107

CALCULATION OF FILING FEE TABLE

Form S-8

(Form Type)

ZKH Group Limited

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A ordinary shares, par value US$0.0000001 per share	Other(3)	254,126,885(3)	US$0.06(3)	US$15,247,613.10	US$0.00014760	US$2,250.55
Equity	Class A ordinary shares, par value US$0.0000001 per share	Other(4)	258,146,782(4)	US$0.46(4)	US$119,105,606.18	US$0.00014760	US$17,579.99
Total Offering Amounts					US$134,353,219.28		US$19,830.54
Total Fee Offsets							—
Net Fee Due							US$19,830.54

(1)	These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each representing thirty-five (35) Class A ordinary shares of the Registrant. The Registrant’s ADSs issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-275825).

(2)	Represents Class A ordinary shares issuable upon vesting or exercise of awards granted under the Amended and Restated 2022 Stock Incentive Plan (the “Plan”) as well as the Class A ordinary shares reserved for future awards under the Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any Class A ordinary shares covered by an award granted under the Plan (or portion of an award) that terminates, expires or lapses for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of Class A ordinary shares that may be issued under the Plan.

(3)	Represents Class A ordinary shares issuable upon exercise of outstanding options granted under the Plan and the corresponding proposed maximum offering price per share represents the weighted average exercise price of these outstanding options, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) under the Securities Act.

(4)	Represents Class A ordinary shares reserved for future award grants under the Plan. The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the New York Stock Exchange on April 1, 2024, adjusted for ADS to Class A ordinary share ratio.